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                                 April 16, 2004

FMR Corp
82 Devonshire Street
Boston, MA 02109

Attention. Mr. Ed Corrao

Re: Southwest Bancorp, Inc. 2004 Annual Meeting of Shareholders Vote with respect to amendment of the 1999 Stock Option Plan

To Whom It May Concern:

     I am writing this in response to the discussions between Mr. Corrao and James I. Lundy, III of the firm of Kennedy, Baris & Lundy, special counsel to Southwest Bancorp, Inc., and Kerby E. Crowell, Southwest's Executive Vice President, Chief Financial Officer and Secretary regarding FMR Corp's guidelines for voting in favor of company stock-based plans and amendments thereto.

     Please be advised that I will propose to the Compensation Committee of the Board of Directors and to the full Board at their next meetings that the following amendments be made to the 1999 Stock Option Plan:

1. That the Stock Option Committee will consist entirely of independent directors as defined in the Listing Standards of the NASDAQ Stock Market, Inc. (or exchange upon which Southwest's Common Stock is traded in the future);

2. That no awards under the Plan will be repriced or exchanged for awards with lower exercise prices without the approval of shareholders;

3. That the minimum vesting period for restricted stock will be three years if the vesting is based solely on the passage of time and continued employment, and that vesting may occur ratably over such period;

4. That the minimum measurement date for vesting of restricted stock based upon performance criteria will be one year; and

5. That neither Stock Option Committee nor the Board will have the authority, without shareholder approval, to accelerate the vesting period of restricted stock other than in the event of a change in control of Southwest or death, disability, retirement, or termination of employment of the participant.

     I understand that this will satisfy your criteria, and that you will vote in favor of the proposal to increase the number of shares authorized for issuance under the plan based upon the above.

     If you have any additional concerns, please contact Mr. Lundy on 301-229-3400, facsimile 301-229-2443, e-mail JLundy@KBLBankLaw.com.

                                           Sincerely.

                                           Rick Green
                                           President and Chief Executive Officer

cc:  Mr. Rodgers, Chairman of the Board
     Mr. Teubner, Chairman of the Compensation Committee
     Mr. Crowell
     Mr. Lundy